Exhibit 99.1

   PRESS RELEASE

Contact:
Ezenia! Inc.
Investor Relations
781-505-2100
investorrelations@ezenia.com

Ezenia Expands Headquarters Facility in Nashua, NH

Nashua, N.H. (September 24, 2007) — Ezenia, Inc (OTC Bulletin Board: EZEN.OB), a leading provider of real-time collaboration solutions for corporate and government networks and eBusiness, announced today that it has tripled the capacity of its existing Nashua headquarters facility.  Such expansion allows for continued growth in the Sales and Marketing organizations including additional personnel for the Commercial market segment as well as further investments in the Development, Testing and Support groups.  Among other functions, the new Nashua Operations Center will house the Company’s new Quality Assurance lab, an advanced Customer Training Center, as well as an expanded 24/7 Customer Service Center.

Concurrent with this expansion, the Company also announced plans to relocate its Colorado-based Development and Support operations to its New Hampshire headquarters. As part of the transition, company executives Michael Bass, Chief Technical Officer and Vice President of Business Development, and Keith Baron, Vice President of Customer Service and Support, are relocating to Nashua. In addition, all Colorado-based employees have been offered the opportunity to transfer to the Nashua Operations Center. The Company anticipates the relocation to be complete by the end of 2007.

“This expansion allows the Company to co-locate all its key resources and assets in one place, optimize the utilization and deployment of its personnel, and leverage critical skills across disciplines and development platforms.  Furthermore, it will enable the Company to accelerate development and delivery of new collaboration technologies, capabilities, and products for the dynamic marketplace we serve, and to better support our customer base,” said Khoa D. Nguyen, Chairman and CEO of Ezenia. “Finally, in addition to enhanced productivity and improved efficiency, the Company will also benefit from reduced facility expenses and other related operational costs.”

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and the Internet. By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product offerings can be found at the company’s Web site, www.Ezenia.com.

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements involve risks and uncertainties that could cause actual operating results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Company’s 2006 Annual Report on Form 10-K as amended for the year ended December 31, 2006, such as the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, rapid technological change and competition within the collaborative software market, its reliance on third-party technology, protection of its propriety technology, acceptance of IWS in the commercial market, retention of key employees, stock price volatility, customer acceptance of Version 3.0 of InfoWorkSpace, its history of liquidity concerns and operating losses, and other considerations that are discussed further in such report. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

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Ezenia! is a registered trademark of Ezenia! Inc. and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.